PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS THIRD QUARTER FINANCIAL RESULTS

Q3 cash flow from operations totals $8.7 million

- - - - -

MINNEAPOLIS, October 29, 2009 – Stratasys, Inc. (Nasdaq: SSYS) today announced third quarter financial results.

     Revenue was $24.3 million for the third quarter ended September 30, 2009 versus $30.6 million reported for the same period in 2008. System shipments totaled 454 units for the third quarter of 2009, versus 497 for the same period last year.

     The company reported net income of $1.6 million for the third quarter, or $0.08 per share, compared to net income of $3.7 million, or $0.18 per share, for the same period last year.

     Non-GAAP net income, which excludes certain discrete items and stock-based compensation expense, was $1.8 million, or $0.09 per share, for the third quarter of 2009 compared to $4.0 million, or $0.19 per share, for the same period last year.

     Stock-based compensation expense was approximately $210,000 net of tax, or $0.01 per share, for the third quarter of 2009, and approximately $238,000 net of tax, or $0.01 per share, for the same period last year.

     Cash flow from operations totaled $8.7 million for the third quarter. The company had approximately $60 million in cash and investments as of the end of September 2009.

     Revenue was $72.1 million for the nine-month period ended September 30, 2009 versus $92.6 million reported for the same period in 2008. System shipments totaled 1,487 units for the nine-month period of 2009, versus 1,614 for the same period last year.

     The company reported net income of $1.7 million for the nine-month period of 2009, or $0.09 per share, compared to net income of $11.6 million, or $0.54 per share, for the same period last year.

     Non-GAAP net income, which excludes certain discrete items and stock-based compensation expense, was $2.8 million, or $0.14 per share, for the nine-month period of 2009 compared to $12.7 million, or $0.59 per share, for the same period last year.

     The nine-month period of 2009 included a discrete item related to a restructuring expense of approximately $512,000 net of tax, or $0.03 per share. This expense was associated with cost-reduction measures the company implemented during the first quarter of 2009.

     The nine-month period of 2008 included a discrete item related to an impairment charge of approximately $288,000 net of tax, or $0.01 per share. This non-operating charge was an adjustment to the fair value of an auction rate security taken in 2008.

     Stock-based compensation expense was approximately $569,000 net of tax, or $0.03 per share, for the nine-month period of 2009, and approximately $767,000 net of tax, or $0.04 per share, for the same period last year.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this press release. The table provides itemized detail of the impairment charge and restructuring expense, as well as the stock-based compensation expense used to determine non-GAAP financial measures.

     “We are pleased with our third quarter performance when considering the unprecedented economic environment and given the seasonal weakness we generally observe during the summer period,” said Scott Crump, chairman and chief executive officer of Stratasys. “We are especially pleased with the strong cash flow from operations of $8.7 million for the third quarter, which stemmed from significant improvements in managing our working capital.

     “Fortus system sales were consistent with levels in the second quarter, and we observed relatively strong sales of our higher-priced 3D printers. Although our lower-priced 3D printer, the uPrint, remained our best selling printer in the third quarter, our channel partners were often successful in up-selling to 3D printers with more features and system functionality. This trend contributed to a significant sequential improvement in our margins.

     “Our resellers continue to observe a recovery in channel activity as economic conditions improve. We are gaining traction for new direct digital manufacturing applications within Fortus, and we remain on track to broaden our distribution strategy within 3D printing. While we are pleased with the sales mix that favored our higher-priced 3D printers, our top priority remains expanding the distribution of our more affordable 3D printing products. We are making progress in implementing a strategy to meet this goal.

     “We believe our results over the past nine months suggest a building of positive momentum. This momentum is a combination of our successful go-to-market strategy combined with the incremental improvements in economic conditions, and prudent cost-reduction measures we implemented over the past year. Once again, we have strengthened our financial position substantially following our third quarter and now maintain almost $60 million in cash and investments.

     “We believe our competitive position has improved during the economic downturn, as our financial strength has allowed us to remain committed to our long-term goals and objectives. While the near-term economic outlook remains challenging, we are encouraged by the positive signs within our channel, and are cautiously optimistic as we move into the fourth quarter. Most importantly, we are excited about new programs we hope to initiate over the coming quarters, and we remain confident in our long-term growth opportunities,” Crump concluded.

     The company will hold a conference call to discuss its third quarter financial results on Thursday, October 29, 2009 at 8:30 a.m. (ET). The investor conference call will be available via live webcast on the Stratasys Web site at www.stratasys.com under the "Investors" tab. To participate by telephone, the domestic dial-in number is 866-783-2143, and the international dial-in is 857-350-1602. The access code is 36423313. Investors are advised to dial into the call at least ten minutes prior to the call to register.

     The webcast will be available for 90 days on the "Investors" page of the Stratasys website.

(Financial tables follow)

Stratasys, Inc., Minneapolis, manufactures additive fabrication machines for prototyping and manufacturing plastic parts. The company also operates a service for part prototyping and production. According to Wohlers Report 2009, Stratasys supplied 43 percent of all additive fabrication systems installed worldwide in 2008, making it the unit market leader for the seventh consecutive year. Stratasys patented and owns the process known as FDM.® The process creates functional prototypes and end-use parts directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 250 granted or pending additive fabrication patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects,” “anticipates,” “projects,” “estimates,” “vision,” “planning” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding projected revenue and income in future quarters; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® 3D Printers and our FortusTM 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Other risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; our ability to achieve the growth rates experienced in preceding quarters; our ability to introduce, produce and market new materials, such as ABSplus and ABS-M30, and the market acceptance of these and other materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; and the success of our RedEyeOnDemandTM and other paid parts services. Actual results may differ from those expressed or implied in our forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Financial Tables & Non-GAAP Discussion

The information discussed within this release includes financial results that are in accordance with accounting principles generally accepted in the United States (GAAP). Certain prior year balance sheet amounts shown in the financial tables have been reclassified to conform to the current year’s presentation. In addition, certain non-GAAP financial measures have been provided that exclude certain charges and expenses. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as an impairment charge for certain auction rate securities, restructuring expenses, and expenses associated with stock-based compensation required under SFAS 123R. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales
Product	$18,046,184	$23,965,510	$53,197,716	$73,919,081
Services	6,283,212	6,603,918	18,924,759	18,632,957
	24,329,396	30,569,428	72,122,475	92,552,038

Cost of goods sold
Product	9,918,263	12,048,155	30,883,158	34,512,079
Services	2,542,879	2,706,835	8,225,489	7,553,275
	12,461,142	14,754,990	39,108,647	42,065,354
Gross profit	11,868,254	15,814,438	33,013,828	50,486,684

Operating expenses
Research and development	1,983,420	2,100,349	5,510,385	6,841,822
Selling, general and administrative	7,481,311	8,415,988	25,257,138	27,004,811
	9,464,731	10,516,337	30,767,523	33,846,633
Operating income	2,403,523	5,298,101	2,246,305	16,640,051

Other income (expense)
Interest income, net	230,429	498,831	754,695	1,646,730
Foreign currency transaction losses, net	(5,930)	(83,794)	(169,148)	(299,620)
Other	(9,021)	(33,560)	16,780	(286,592)
	215,478	381,477	602,327	1,060,518
Income before income taxes	2,619,001	5,679,578	2,848,632	17,700,569

Income taxes	1,040,201	1,970,011	1,124,191	6,096,378

Net income	$1,578,800	$3,709,567	$1,724,441	$11,604,191

Earnings per common share
Basic	$0.08	$0.18	$0.09	$0.56
Diluted	$0.08	$0.18	$0.09	$0.54

Weighted average number of common
shares outstanding
Basic	20,229,357	20,616,338	20,224,889	20,829,338
Diluted	20,231,033	21,021,417	20,233,234	21,354,073

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$34,993,140	$27,945,799
Short-term investments - held to maturity	12,207,926	4,835,055
Accounts receivable, less allowance for doubtful
accounts of $1,099,442 and $1,017,521
in 2009 and 2008, respectively	20,887,758	26,539,733
Inventories	15,388,102	19,889,351
Net investment in sales-type leases, less allowance for	4,064,467	3,870,472
doubtful accounts of $199,709 and $324,642
in 2009 and 2008, respectively
Prepaid expenses and other current assets	2,702,167	2,608,080
Deferred income taxes	2,168,000	2,168,000
Total current assets	92,411,560	87,856,490

Property and equipment, net	26,871,099	29,749,921

Other assets
Intangible assets, net	7,886,767	8,347,200
Net investment in sales-type leases	3,560,840	4,545,977
Long-term investments - available for sale securities	1,109,250	1,109,250
Long-term investments - held to maturity	11,363,730	13,825,981
Other non-current assets	1,613,154	2,308,214
Total other assets	25,533,741	30,136,622

Total assets	$144,816,400	$147,743,033

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$8,379,196	$11,795,238
Unearned revenues	10,242,116	12,765,396
Total current liabilities	18,621,312	24,560,634

Non-current liabilities
Deferred tax liabilities	620,000	620,000
Total non-current liabilities	620,000	620,000

Total liabilities	19,241,312	25,180,634

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares, issued 25,925,503 shares as of September 30, 2009 and
25,909,603 shares as of December 31, 2008	259,255	259,096
Capital in excess of par value	92,719,350	91,611,078
Retained earnings	71,624,111	69,899,669
Accumulated other comprehensive loss	(23,203)	(203,019)
Less cost of treasury stock, 5,687,631 shares in 2009 and 2008	(39,004,425)	(39,004,425)
Total stockholders' equity	125,575,088	122,562,399

Total liabilities and stockholders' equity	$144,816,400	$147,743,033

STRATASYS, INC.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Non-GAAP Adjustments for the Three Months Ended September 30, 2009			Non-GAAP Adjustments for the Three Months Ended September 30, 2008
	Consolidated		Consolidated	Consolidated			Consolidated
	(unaudited)	Stock-Based	(unaudited)	(unaudited)	Stock-Based	Auction Rate	(unaudited)
	As Reported	Compensation (1)	Non-GAAP	As Reported	Compensation (1)	Security (3)	Non-GAAP
Selling, general and administrative expenses	$7,481,311	$(238,032)	$7,243,279	$8,415,988	$(321,285)	$-	$8,094,703

Total operating expenses	9,464,731	(238,032)	9,226,699	10,516,337	(321,285)	-	10,195,052

Operating income	2,403,523	238,032	2,641,555	5,298,101	321,285	-	5,619,386

Other income (loss)	(9,021)	-	(9,021)	(33,560)	-	50,000	16,440
Total other income	215,478	-	215,478	381,477	-	50,000	431,477

Income before income taxes	2,619,001	238,032	2,857,033	5,679,578	321,285	50,000	6,050,863
Income taxes	1,040,201	28,000	1,068,201	1,970,011	83,000	19,000	2,072,011

Net income	$1,578,800	$210,032	$1,788,832	$3,709,567	$238,285	$31,000	$3,978,852

Earnings per common share
Basic	$0.08	$0.01	$0.09	$0.18	$0.01	$0.00	$0.19
Diluted	$0.08	$0.01	$0.09	$0.18	$0.01	$0.00	$0.19

Weighted average number of common
shares outstanding
Basic	20,229,357		20,229,357	20,616,338			20,616,338
Diluted	20,231,033		20,231,033	21,021,417			21,021,417

	Non-GAAP Adjustments for the Nine Months Ended September 30, 2009				Non-GAAP Adjustments for the Nine Months Ended September 30, 2008
	Consolidated			Consolidated	Consolidated			Consolidated
	(unaudited)	Stock-Based		(unaudited)	(unaudited)	Stock-Based	Auction Rate	(unaudited)
	As Reported	Compensation (1)	Restructuring (2)	Non-GAAP	As Reported	Compensation (1)	Security (3)	Non-GAAP
Selling, general and administrative expenses	$25,257,138	$(670,959)	$(778,840)	$23,807,339	$27,004,811	$(956,503)	$-	$26,048,308

Total operating expenses	30,767,523	(670,959)	(778,840)	29,317,724	33,846,633	(956,503)	-	32,890,130

Operating income	2,246,305	670,959	778,840	3,696,104	16,640,051	956,503	-	17,596,554

Other income (loss)	16,780	-	-	16,780	(286,592)	-	440,000	153,408
Total other income	602,327	-	-	602,327	1,060,518	-	440,000	1,500,518

Income before income taxes	2,848,632	670,959	778,840	4,298,431	17,700,569	956,503	440,000	19,097,072
Income taxes	1,124,191	102,000	266,907	1,493,098	6,096,378	189,218	152,000	6,437,596

Net income	$1,724,441	$568,959	$511,933	$2,805,333	$11,604,191	$767,285	$288,000	$12,659,476

Earnings per common share
Basic	$0.09	$0.03	$0.03	$0.14	$0.56	$0.04	$0.01	$0.61
Diluted	$0.09	$0.03	$0.03	$0.14	$0.54	$0.04	$0.01	$0.59

Weighted average number of common
shares outstanding
Basic	20,224,889			20,224,889	20,829,338			20,829,338
Diluted	20,233,234			20,233,234	21,354,073			21,354,073

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(1) - Represents non-cash stock-based compensation expense.
(2) - Represents severance and other related costs associated with the Company's restructuring in the first quarter of 2009.
(3) - Represents a reduction in the assessed fair value of an auction rate security investment that the Company considered to be other than temporary.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes, however these measures should not be viewed as a substitute for the Company’s GAAP results.